Exhibit 5.1

ANTHONY L.G., PLLC

laura aNTHONy, esq.

JOHN CACOMANOLIS, ESQ.*

CHAD FRIEND, ESQ., LLM

SVETLANA ROVENSKAYA, ESQ.**

________________________________

OF COUNSEL:

Jack A. Fattal, esq.***

Jessica Haggard, esq. ****

MICHAEL R. GEROE, ESQ., CIPP/US*****

CRAIG D. LINDER, ESQ.******

PETER P. LINDLEY, ESQ., CPA, MBA

john lowy, esq.**

Jonathan mallin*******

STUART REED, ESQ.

Harris Tulchin, Esq. ********

www.ANTHONYPLLC.com WWW.SECURITIESLAWBLOG.COM WWW.LAWCAST.COM DIRECT E-MAIL: LANTHONY@ANTHONYPLLC.COM

*licensed in FL and NY

**licensed in NY and NJ

***licensed in NY

****licensed in MO

*****licensed in CA, DC, MO and NY

******licensed in CA, FL and NY

*******licensed in NY and MI

********licensed in CA and HI (inactive in HI)

July 21, 2022

Clubhouse Media Group, Inc.

3651 Lindell Road, D517

Las Vegas, NV 89103

Re: Registration Statement on Form S-8

Ladies and Gentlemen:

We have examined the Registration Statement on Form S-8 (the “Registration Statement”) to be filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the 75,000,000 shares of the Company’s common stock, par value $0.000001 per share (the “Shares”), issuable pursuant to the 2023 Equity Incentive Plan (the “Plan”).

In that connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary or appropriate for the purposes of this opinion, including, without limitation: (a) the Articles of Incorporation, as amended, of the Company; (b) the Amended and Restated Bylaws of the Company; (c) certain resolutions adopted by the Board of Directors of the Company; and (d) the Plan.

In rendering our opinion, we have assumed the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as duplicates or copies. As to all questions of fact material to this opinion that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company.

Based on the foregoing and in reliance thereon, and subject to compliance with applicable state securities laws, we are of the opinion that the Shares when, and if, issued pursuant to the terms of the Plan will be validly issued, fully paid and non-assessable.

Our opinion expressed herein is limited to the internal laws of the State of Nevada and the federal laws of the United States, and we do not express any opinion herein concerning any other law.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

ANTHONY L.G., PLLC

/s/ Anthony L.G., PLLC

625 N. FLAGLER DRIVE, SUITE 600 • WEST PALM BEACH, FLORIDA • 33401 • PHONE: 561-514-0936 • FAX 561-514-0832